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                                                                     EXHIBIT 5.1

                       POWELL, GOLDSTEIN, FRAZER & MURPHY LLP
                           191 PEACHTREE STREET, N.E.
                                SIXTEENTH FLOOR
                             ATLANTA, GEORGIA 30303
                                 (404) 572-6600

                                January 22, 2002

Return on Investment Corporation
1825 Barrett Lakes Parkway, Suite 260
Kennesaw, Georgia 30144

    RE:    REGISTRATION OF 3,745,317 SHARES OF COMMON STOCK;
        REGISTRATION STATEMENT ON FORM SB-2

Ladies and Gentlemen:

    We have acted as counsel to Return on Investment Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, pursuant to the Company's Registration Statement on Form SB-2 (the "Registration Statement"), of up to 3,745,317 shares of common stock, $.01 par value ("Common Stock"), of the Company (the "Shares").

    In this capacity, we have examined the Registration Statement in the form filed by the Company with the Securities and Exchange Commission (the "Commission") on October 26, 2001, as amended by Pre-Effective Amendment No. 1 thereto, which is to be filed with the Commission on the date hereof, and originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, documents and other instruments of the Company relating to the authorization and issuance of the Shares and such other matters as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.

    In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

    Based upon the foregoing, and in reliance thereon, and subject to the limitations and qualifications set forth herein, we are of the opinion that the shares of Common Stock to be sold by the Company, when issued and delivered against payment therefor, will be validly issued, fully paid and non-assessable, and that the shares of Common Stock to be sold by the Selling Stockholders named in the Registration Statement are validly issued, fully paid and non-assessable.

    We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                    Very truly yours,

                                    /s/ POWELL, GOLDSTEIN, FRAZER & MURPHY LLP